Exhibit 99.1

Republic First Bancorp, Inc. Announces the Election of Andrew B. Cohen as Independent Chairman of the Board of Directors
Thanks Founder Harry D. Madonna for Recent Service as Chairman and Continued Dedication to the Bank’s Customers, Employees, Community Partners and Shareholders
PHILADELPHIA, May 30, 2023 (BUSINESS WIRE) -- Republic First Bancorp, Inc. (NASDAQ: FRBK) (“Republic” or the “Company”), the parent company of Republic First Bank d/b/a Republic Bank (the “Bank”), today announced that Andrew B. Cohen has been elected independent Chairman of the Company’s Board of Directors (the “Board”), effective June 1, 2023. Mr. Cohen is the Chief Investment Officer and Co-Founder of Cohen Private Ventures LLC, a long-term shareholder of Republic. He joined the Board in 2017.
Mr. Cohen possesses strong capital markets acumen, corporate governance experience, and institutional knowledge of Republic and the broader banking sector. In addition, he brings the perspectives of a sizable shareholder to the chairmanship. The Board determined that Mr. Cohen was the right independent director to assume the chairmanship as Republic navigates a once-in-a-generation sector dislocation, strengthens its governance and takes strategic actions to transform the Bank.
With the election of Mr. Cohen, Harry D. Madonna has stepped down as Chairman. Mr. Madonna, who founded Republic in 1988 and led the organization to many years of growth, will continue to serve as a director. The Board wants to take the opportunity to thank Mr. Madonna for his years of leadership and ongoing service to the Company’s customers, employees, community partners and shareholders.
To learn more about the strategic actions that Republic has been taking, visit the Company’s newsroom.
About Republic Bank
Republic Bank is the operating name for Republic First Bank. Republic First Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its 34 offices located in Atlantic, Burlington, Camden, and Gloucester Counties in New Jersey; Bucks, Delaware, Montgomery and Philadelphia Counties in Pennsylvania and New York County in New York. For more information about Republic Bank, please visit myrepublicbank.com.
Forward Looking Statements
This press release, and oral statements made regarding the subjects of this release, contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to regain compliance with the Nasdaq listing requirements and future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2021 and other documents the Company files from time to time with the Securities and Exchange Commission (the “SEC”).
Important Additional Information
The Company intends to file a definitive proxy statement and may file a WHITE proxy card with the SEC in connection with the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) and, in connection therewith, the Company, certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2022 ANNUAL MEETING. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.myrepublicbank.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.myrepublicbank.com.
Contacts:
Longacre Square Partners
Greg Marose / Joe Germani, 646-386-0091
frbk@longacresquare.com